Exhibit 4.4
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                                 Amendment No. 1
                          to the Fort Howard Corporation
                            1995 STOCK INCENTIVE PLAN


The second sentence contained in Section 3(a) of the Fort Howard Corporation 1995 Stock Incentive Plan is hereby deleted.